SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 22, 1999



                             SL GREEN REALTY CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                   Maryland
                           (STATE OF INCORPORATION)


            1-13199                                      13-3956775
    (COMMISSION FILE NUMBER)                      (IRS EMPLOYER ID. NUMBER)


                             420 Lexington Avenue                  10170
                              New York, New York                 (ZIP CODE)
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (212) 594-2700
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS

     On March 17, 1999, SL Green Realty Corp. ("SL Green") announced that it has signed an agreement with Reckson Associates Realty Corp. ("Reckson") whereby Reckson consents to the purchase of the fee interest in four New York city office properties, comprising 675,000 square feet, by SL Green from Tower Realty Trust, Inc. A copy of the press release is attached as an Exhibit to the Form 8-K. Three of the properties (the "Madison Avenue Properties") purchased comprise the block Madison Avenue between 40th and 41st Street, and the fourth is the building at 90 Broad Street ("90 Broad Street").

     The total purchase price for the four properties was $84.5 million. Of this amount, $50 million, or $148 per square foot, was allocated to the Madison Avenue Properties, with the remaining $34.5 million, or $103 per square foot, allocated to 90 Broad Street.

     The Madison Avenue Properties consist of 15,000 square feet of street retail and 321,000 square feet of office space. All leases for the retail space of this property will expire during the course of the next five years. Currently, the rents for this space average approximately $44 per square foot while market rate in the area is over $100 per square foot. Approximately 50% of the office space leases will expire in the next five years. Currently, the rents for this space average $26.75 per square foot while market rate in the area is $32 per square foot.

     Currently the Madison Avenue Properties are 94% occupied, producing a $4.7 million cash flow and a 9.4% cash net operating income ("NOI"). SL Green expects to stabilize this property over the next 30 months, producing a cash NOI yield of approximately 11.25%, inclusive of all repositioning and capital expenditure costs. Depending on the timing of the closing, the condition of the properties at the closing date and operating cost efficiencies, SL Green expects the acquisition to be accretive, contributing between $.05 to $.06 per share in 1999 and approximately $.12 per share in the year 2000.

     90 Broad Street consists of 339,000 square feet, of which 61,000 square feet is vacant. Additionally, the property includes an adjacent parking lot which provides over 100,000 square feet of potential future development. Average rents are currently $21.00 per square foot while market rates are $25.00 per square foot. Despite the fact that 19% of this property is currently vacant, the property, at acquisition, produces approximately $3.1 million of cash flow. This represents a 9% first day cash yield on the per foot acquisition cost. GAAP returns at acquisition are approximately 10.4%. Over the next 30 months, this property should stabilize at approximately a 12.5% cash yield, inclusive of capital expenditures.

     This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that SL Green expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of SL Green's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by SL Green in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by SL Green, changes in laws or regulations and other factors, many of which are beyond the control of SL Green. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(b)      EXHIBITS

              99.1.1   Press Release, dated March 17, 1999


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SL GREEN REALTY CORP.





                                  By:      /s/ David J. Nettina
                                      ---------------------------------------
                                        David J. Nettina
                                        President and Chief Operating Officer



Date  March 22, 1999

EXHIBIT 99.1

           SL GREEN TO OWN A TOTAL OF NEARLY 8.0 MILLION SQUARE FEET
               OF MANHATTAN OFFICE SPACE MARCH 17, 1999 11:17 AM

     NEW YORK, March 17 /PRNewswire/ -- SL Green Realty Corp. SLG ("SL Green") announced today that it has entered an agreement with Reckson Associates Realty Corp. RA ("Reckson") whereby Reckson consents to the purchase of the fee interest in four New York City office properties totaling 675,000 square feet, for $84.5 million in cash ($125/square feet). The properties to be acquired by SL Green are owned by Tower Realty Trust, Inc. ("Tower") and are among those included in the pending merger agreement among Reckson, Metropolitan Partners LLC ("Metropolitan") and Tower. The properties include an entire blockfront in midtown Manhattan between 40th and 41st Streets along Madison Avenue (286, 290 and 292 Madison Avenue), and 90 Broad Street in downtown Manhattan.

     The transaction is expected to close immediately prior to the closing of the merger between Metropolitan, a subsidiary of Reckson, and Tower, sometime in the second quarter of 1999. The transaction will increase SL Green's ownership of office buildings in Manhattan to nearly 8.0 million square feet.

     SL Green had been evaluating the acquisition of selected assets of Tower since last summer. Prudential Securities and Lehman Brothers have served as SL Green's advisors on various transaction structures for these assets. Financing of the final transaction was arranged for SL Green through Prudential Securities and Deutsche Bank Securities.

     About the Properties

     The Madison Avenue properties are in the heart of the resurgent Grand Central District, a central transportation hub which is undergoing extensive renovations totaling over $100.0 million, including the development of new retail stores, restaurants and attractive public spaces designed to make Grand Central Terminal a destination, in addition to a transportation center. The buildings range in size from 6 to 26 stories and encompass a total of about 336,000 square feet with floorplates ranging between 5,000 and 10,000 square feet. The breakdown, including occupancy and major tenants, is as follows:

      Property        Square Feet     Occupancy             Major Tenants

      286 Madison     112,000         98.8%                 Airline Stationery
                                      Co.(8,084 sf),
                                      Life Insurance Co. of
                                      Boston & NY
                                      (5,058 sf)

      290 Madison     36,800          85.6%                 Career Blazers
                                      Personnel Services,
                                      Inc.(16,000 sf),
                                      Madison Avenue
                                      Generation, Inc.
                                      (11,000 sf)

      292 Madison     187,000         97.0%                 TBWA Advertising
                                      (70,800 sf),
                                      Heller, Horowitz &
                                      Feit, P.C.
                                      (11,000 sf)

      Total/Avg.      335,800         96.4%

     The 25-story, 339,000 square foot property at 90 Broad Street, is currently 81.8% leased, with major tenants including MTB Bank (46,500 square feet), Walsh, Manning Securities (26,000 square feet) and Deforester & Duer (21,500 square feet). Floorplates range from 17,500 square feet at the base of the building, to 7,000 square feet at the top. The property is located directly across from 85 Broad Street -- the headquarters of Goldman Sachs. The property also includes an adjacent parking lot which is a separate tax lot and represents immediate cash flow from parking operations with future development potential of approximately 100,000 square feet.

     Commenting on the transaction, Marc Holliday, Chief Investment Officer for SL Green noted, "This acquisition is right in line with the Company's financial objectives -- providing us with the right balance of cash flow stability and upside potential. For example, the Madison Avenue properties are 96% leased and are expected to provide SL Green with a stable source of in-place net operating income in a submarket experiencing strong leasing demand and little vacancy. At the 90 Broad Street property, there is substantial upside, evidenced by the leasing potential of 62,000 square feet currently vacant, and another 36,000 square feet expiring over the next two years at average in-place rents that are 10% below the prevailing market."

     Mr. Holliday continued, "The Company has passed on many opportunities in the downtown market, however, 90 Broad Street represents a desirable combination of good quality real estate, accretive going-in returns and growth opportunity. We expect this acquisition to be accretive as of the date of acquisition, with a GAAP NOI yield within the range of SL Green's targets on a going-in basis.

     Stephen L. Green, Chairman and Chief Executive Officer of SL Green noted, "We are very pleased to announce this transaction and are excited to be working with Reckson to purchase the Class B portion of Tower's New York City portfolio. We believe as both companies pursue their long-term strategies, we will have opportunities to work together again in the future."

     Mr. Green continued, "The purchase of these properties is consistent with our stated strategy of acquiring, owning, leasing and operating Class B office buildings in New York City's high-growth submarkets. Of note, the Madison Avenue blockfront properties, which are right next door to a prime development site of approximately 600,000 square feet of Class A space (one of only six new development sites in Manhattan), significantly strengthens our existing foothold in the Grand Central District. Also, our purchase of 90 Broad Street is significant in that this property falls within our selective downtown strategy of pursuing properties with market rents under $25/square foot at a cost basis that we believe is attractive in light of today's market conditions."

     Mr. Green explained that Class B office properties describe those which are typically more than 25 years old but which are in good physical condition, enjoy widespread acceptance by high-quality tenants and are situated in desirable locations in Manhattan. Class B office properties can be distinguished from Class A properties in that Class A properties are generally newer properties with higher finishes and obtain the highest rental rates within their markets.

     Subsequent to the acquisition of these four properties, SL Green's portfolio will consist of 23 properties, encompassing approximately 8.0 million rentable square feet.

     SL Green Corp. is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") which primarily owns, manages, leases, acquires and repositions Class B office properties in Manhattan.

     This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include the strength of the commercial office real estate market, competitive market conditions, general economic growth, interest rates and capital market conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

                                     # # #

     This press release contains forward-looking information based upon SL Green's current best judgement and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include the strength of the commercial office real estate market, competitive market conditions, general economic growth, interest rates and capital market conditions. For further information, please refer to SL Green's filings with the Securities and Exchange Commission.